Exhibit 99.1

Communications Systems, Inc. Announces Retirement of Curtis Sampson as Chairman of the Board

Communications Systems, Inc. (NASDAQ: JCS) (“CSI” or the “Company”), a global provider of connectivity infrastructure and services for deployments of broadband networks, today announced that Curtis A. (“Curt”) Sampson has retired as the Company’s Chairman of the Board, but that he will continue as a member of the Board with the title, “Chairman Emeritus.” Mr. Sampson founded CSI in 1969, took the Company public in 1981, and then led it to become a national force in telecommunications components and systems. Under Curt Sampson’s leadership, CSI also spun off two other public companies operating cable television systems and rural telephone companies. Mr. Sampson is very well known in the local business community, where he has been a powerful entrepreneurial force in many successful ventures over the years. In 2012, he was inducted into the “Minnesota Business Hall of Fame.” In his new capacity as Chairman Emeritus, Mr. Sampson’s advice and good counsel will continue to be available to the Board. The other members of the CSI Board and all of CSI’s employees wish to thank him for his leadership and service for almost 50 years and look forward to his continuing contributions. Please visit Curt’s Hall of Fame induction for more information.

The Company also announced today that Roger Lacey, CSI’s Chief Executive Officer and Vice Chairman, has been named as the Executive Chairman of the CSI Board of Directors. Mr. Lacey will continue to serve as CEO of CSI, but the Company anticipates that in 2019 a new CEO will be appointed to lead CSI. The Company also announced that, in connection with the changes in the Chairman position, Randall D. Sampson, Curt Sampson’s son and CEO of Canterbury Park Holding Corporation (NASDAQ: CPHC), has been named as the Company’s Governance Lead Independent Director. Randall Sampson has been a CSI director since 1999, and currently serves as Chair of the Board’s Audit & Finance Committee.

About Communications Systems

Communications Systems, Inc. provides connectivity infrastructure and services for global deployments of broadband networks. Focusing on innovative, cost-effective solutions, CSI provides customers the ability to deliver, manage, and optimize their broadband network services and architecture. From the integration of fiber optics in any application and environment to efficient home voice and data deployments to optimization of data and application access, CSI provides tools for maximum utilization of the network from the edge to the user. With partners and customers in over 50 countries, CSI has built a reputation as a reliable global innovator focusing on quality and customer service.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, and future growth. These statements are based on Communications Systems’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by these statements due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties affecting the operation of Communications Systems’ business. These risks, uncertainties and contingencies are presented in the Company’s Annual Report on Form 10-K and, from time to time, in the Company’s other filings with the Securities and Exchange Commission. The information set forth in this press release should be read in light of these risks. Further, investors should keep in mind that the Company’s financial results in any particular period may not be indicative of future results. Communications Systems is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts:

Communications Systems, Inc.

Mark D. Fandrich

Chief Financial Officer

952-582-6416

mark.fandrich@commsysinc.com

Roger H. D. Lacey

Chief Executive Officer

952-996-1674